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                                                                     Exhibit 5.1


                                [WSGR Letterhead]

                                   May 7, 2004

Solectron Corporation
847 Gibraltar Drive, Building 5
Milpitas, California 95035

     RE:  REGISTRATION STATEMENT ON FORM S-3

     Ladies and Gentlemen:

     We are acting as special counsel for Solectron Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to seventeen million one hundred nine thousand nine hundred forty-eight (17,109,948) shares of the Company's common stock, $0.001 par value (the "Company Shares"), pursuant to a Registration Statement on Form S-3 (No. 333-64454-01) such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission. All of the Company Shares are to be offered and sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

     In connection with this opinion we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and such instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Company Shares, when sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

     Members of our firm are admitted to the Bar of the States of California and New York, and the opinions expressed herein are limited in all respects to existing Federal laws of the United States, laws of the State of California, laws of the State of New York, and the General Corporation Law of the State of Delaware. Our opinions are limited to such laws as, in our experience, are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.
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Solectron Corporation
May 7, 2004
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and its related prospectus supplement and the accompanying prospectus.

                                   Sincerely,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati, P.C.